Exhibit T3A10

843060

ID# 30,509,300

LLC

ARTICLES OF ORGANIZATION OF IDEAL OILFIELD DISPOSAL, LLC

The undersigned, being of full age and for the purpose of forming a limited liability company for general business purposes under Chapter 10-32 of the North Dakota Century Code does hereby adopt the following Articles of Organization:

ARTICLE 1

Name

The name of the limited liability company is Ideal Oilfield Disposal, LLC.

ARTICLE 2

Registered Office, Principal Executive Office and Registered Agent

The address of registered office and principal executive office of the limited liability company is 210 11th Street N #104, Fargo, ND 58102. The registered agent at that address is Pat Zavoral.

ARTICLE 3

Period of Existence

Unless the limited liability company is dissolved earlier in accordance with the law, the period of existence of the limited liability company shall be 40 years from the date of filing of these Articles of Organization.

ARTICLE 4

Organizers

The name and address of the organizers of the limited liability company are:

Pat Zavoral

210 11th Street N #104

Fargo, ND 58102

ARTICLE 5

Limitation of Liability of Governors

A governor of this limited liability company shall not be personally liable to this limited liability company or its members for monetary damages for breach of fiduciary duty as a governor, except for liability (i) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (ii) under North Dakota Century Code § 10-32-66; or (iii) for any transaction from which such governor derived an improper personal benefit. If Chapter 10-32 of North Dakota Century Code is hereafter amended to authorize the further elimination or limitation of the liability of governors, then the liability of a governor of this limited liability company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Chapter 10-32 of the North Dakota Century Code as amended. Any repeal or modification of this Article by the members of this limited liability company shall be prospective only and shall not adversely affect any limitation on the personal liability of a governor of this limited liability company existing at the time of such repeal or modification.

ARTICLE 6

Action by Written Consent

6.1. Any action required or permitted to be taken at a meeting of the Board of Governors which does not require the approval of the members may be taken by written action signed by the number of governors that would be required to take the same action at a meeting at which all governors were present. However, if the action is one which must be approved by the members, such action may be taken by written action signed by all of the governors then in office.

6.2. Any action required or permitted to be taken at a meeting of the members may be taken by written action signed by the members who own the number of Membership Units that would be required to take the same action at a meeting of the members at which all members were present.

ARTICLE 7

Membership Units

Membership interests in the limited liability company shall be represented by Membership Units. Subject to any terms and conditions imposed by law, the Operating Agreement or any Member Control Agreement for the limited liability company, the Board of Governors is authorized to cause the limited liability company to issue up to and including 100,000 Membership Units for such consideration and upon such terms and conditions as the Board of Governors shall approve. By applicable Operating Agreement or Member Control Agreement of the limited liability company or by action of the Board of Governors, membership interests may be set with relative rights and preferences of different classes and series. If nothing is specified in applicable Operating Agreements, Member Control Agreements, or by action of the Board of Governors, Membership Units shall be equal in all respects, and each Membership Unit outstanding shall be entitled to one vote upon each matter for which Members are entitled to vote and shall share equally in allocations of profits and losses and distributions; provided, however, nothing herein contained shall prohibit a member from assigning part or all of any such member’s financial rights represented by Membership Units to the extent not otherwise restricted by law, or any Operating Agreement or Member Control Agreement of the limited liability company nor shall it be construed to restrict the ability to create different classes and series of Membership interests by action of the Board of Governors or by Operating Agreement or Member Control Agreement approved for use by the limited liability company.

ARTICLE 8

Consent to Avoid Dissolution

Upon the occurrence of any event described in North Dakota Century Code § 10-32-109, subdivision 1, clause (e), that terminates the continued membership of a member in this limited liability company, the remaining members of this limited liability company shall have the power to avoid dissolution by giving dissolution avoidance consent.

ARTICLE 9

Business Continuation Agreement

The members of this limited liability company shall have the power to enter into a business continuation agreement.

These Articles of Organization shall be effective upon filing with the Secretary of State.

IN WITNESS WHEREOF, the undersigned has set his hand this 14th day of December 2011.

/s/ Pat Zavoral
Pat Zavoral, Organizer

STATE OF NORTH DAKOTA      )

                                                          : ss.

COUNTY OF CASS                        )

On this 14th day of December 2011, before me, a notary public in and for said county and state, personally appeared Pat Zavoral, Organizer, to me known to be the person described in and who executed the within and foregoing instrument and acknowledged to me that he executed the same.

/s/ John V Boulger
Notary Public:

07/31/2013 21:18 7016752189 BRENNA LAW FIRM PAGE 03/04

COMMERCIAL OR NONCOMMERCIAL REGISTERED AGENT/OFFICE STATEMENT OF CHANGE

SECRETARY OF STATE
SFN 13019 (03-2012)

FOR OFFICE USE ONLY ND

ID number 30,509,300	
WO 1051012	
Filed 8-2-13	By [initials]

RECEIVED
AUG 0 1 2013
SEC. OF STATE

ONLY complete this form and send payment if a change is being made to the name of the registered agent or to the address of a non-commercial registered agent.

1. **FILING FEE: $10.00**

NO FEE: To change the address resulting from a postal reassignment, rezoning, or 911 address implementation

TYPE OR PRINT LEGIBLY **SEE INSTRUCTIONS ON PAGE 2 AND 3**

For reference, see North Dakota Century Code, Chapter 10-01.1.

2. Name of the organization changing registered agent/office: (cooperative association, corporation, limited liability company, limited liability partnership, limited partnership, limited liability limited partnership, or real estate investment trust) Ideal Oilfield Disposal, LLC

3. Federal ID number

4.A. Name of commercial registered agent in North Dakota
CT Corporation System

OR

4.B. Name of noncommercial registered agent in North Dakota (or new name of current noncommercial registered agent)

5A. New address of the noncommercial registered agent named in number 4B (It cannot only be a post office box; it must include the noncommercial registered agent's physical address in North Dakota.) If applicable for mailing purposes, a post office box can be added to the physical address.

Physical Address PO Box

City State Zip

B. Change of address is result of: (check one)

- ☑ Appointment of a new commercial or noncommercial registered agent.
- ☐ New location for current noncommercial registered agent
- ☐ Postal reassignment, rezoning, or implementation of 911 address.

C. Is the address in number 5A the same address as the principal place of business for the organization named in number 2?
☐ Yes ☐ No

6. If a new commercial registered agent or a new noncommercial registered agent has been named in number 4A or 4B, an officer, manager, or other individual authorized by the organization named in number 2 may sign this statement. If only the address of the current noncommercial registered agent is changing or the noncommercial registered agent has changed their name, then the noncommercial registered agent may sign the statement.

"As required by state law, I certify that:
- The new commercial registered agent or new noncommercial registered agent named in number 4A or 4B, if applicable, was appointed by a resolution as required by state law, and was adopted by the governing structure of the organization named in number 2;
- The new address in number 5A, if applicable, for the current or newly appointed noncommercial registered agent is the same address where the noncommercial registered agent can be located during normal business hours;
- The undersigned has read the foregoing statements, knows the contents thereof and believes same to be true;
- The undersigned is authorized to sign the statement;
- The Secretary of State is authorized to correct numbers 2, 4A, and 4B if not correctly reflected, and
- I understand that if I make a false statement in the document, I may be subject to criminal penalties."

Signature [signature] Date July 31, 2013

7. Name of person to contact about this document: Alicia M Brenna
Daytime telephone number (with extension if applicable):

STATE OF NORTH DAKOTA
Office of Secretary of State
I hereby certify that this is a true and correct copy, consisting of ___ pages as taken from the original on file in this office. Originality of this certification can be determined by the color seal.
DATED: ________
BY: ________
Alvin A. Jaeger
SECRETARY OF STATE

STATE OF NORTH DAKOTA
Office of Secretary of State

I hereby certify that this is a true and correct copy, consisting of 5 pages as taken from the original on file in this office. Originality of this certification can be determined by the color red.

DATED: 1/23/14

BY: [signature]

[signature]
Alvin A. Jaeger
SECRETARY OF STATE